EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-____) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our report dated January 7, 1999, with respect to the financial statements of Harvey Electronics, Inc. included in its Annual Report (Form 10-KSB) for the year ended October 31, 1998, filed with the Securities and Exchange Commission.


Melville, New York
July 30, 1999